UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Pernix Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pernix Group, Inc.

151 E. 22nd Street.

Lombard, Illinois 60148

Notice of Annual Meeting of Stockholders

To be held December 1, 2015

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pernix Group, Inc., a Delaware corporation (the “Company”), will be held on December 1, 2015 at 9:00 a.m. local time, at our corporate offices located at 151 E. 22nd Street., Lombard, Illinois 60148, for the following purposes:

1. To elect as directors the nominees named in the accompanying proxy statement.

2. To ratify the selection of BDO USA, LLP as the Company’s independent auditor for 2015.

3. To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on October 2, 2015 are entitled to notice of and to vote at this meeting and any postponements or adjournments thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Company’s offices located at 151 E. 22nd Street, Lombard, Illinois 60148.

Whether or not you plan to attend the meeting, we urge you to sign, date and return the enclosed Proxy Card so that as many shares as possible may be represented at the meeting.

The vote of every stockholder is important and your cooperation in promptly returning your executed Proxy Card will be appreciated. Each Proxy Card is revocable and will not affect your right to vote in person in the event that you decide to attend the meeting.

By Order of the Board of Directors,
Nidal Z. Zayed
Secretary, Chief Executive Officer & President Interim Chairman of the Board
Lombard, Illinois
Dated: November 12, 2015

Pernix Group, Inc.

151 E. 22nd Street

Lombard, Illinois 60148

PROXY STATEMENT

2015 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Pernix Group, Inc., a Delaware corporation (the “Company”), of Proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 1, 2015 at 9:00 a.m. local time, at our corporate offices located at 151 E. 22nd Street., Lombard, Illinois 60148, or any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying Proxy Card are first being sent to stockholders on or about November 11, 2015. If you would like to request delivery of a single copy of the materials if multiple stockholders share the same address, please send your request in writing addressed to Pernix Group, Inc., 151 E. 22nd Street, Lombard, Illinois 60148, Attention: Corporate Secretary.

Revocability of Proxies

Any stockholder who executes and returns a Proxy Card may revoke the same at any time before it is exercised by filing with the Secretary of the Company written notice of such revocation or duly executed Proxy Card bearing a later date, or by attending the Annual Meeting and electing to vote in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy Card.

Record Date

Stockholders of record at the close of business on October 2, 2015 (the “Record Date”) that hold common stock of the Company are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 9,403,697 shares of the Company’s common stock are issued and outstanding and are each entitled to one vote, resulting in total votes of 9,403,697 for the Company’s common stock.

Voting and Solicitation

All shares represented by valid Proxy Cards received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the Proxy Card a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no instructions are given on the executed Proxy Card, the Proxy Card will be voted as follows:

For stockholders of record: If you are the stockholder of record and you do not vote by proxy card, by telephone or via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

For holders in street name: If your shares are held in street name, under certain circumstances, your shares may be voted even if you do not provide your bank or brokerage firm with voting instructions.

Routine matters - Under national securities exchange rules, your bank or brokerage firm may vote shares held in street name on certain “routine” matters without your instruction. National securities exchange rules consider the ratification of the appointment of our independent registered public accounting firm to be a routine matter. As a result, your bank or brokerage firm is permitted to vote your shares on that matter at its discretion without instruction from you.

Non-Routine Matters - When a proposal is not a routine matter, such as the election of directors, and you have not provided voting instructions to your bank or brokerage firm with respect to that proposal, the bank or brokerage firm cannot vote the shares on that proposal. The missing votes for these non-routine matters are called “broker non-votes.”

The Company’s Bylaws provide that a majority of the shares entitled to vote, whether present in person or represented by Proxy Card, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. “Broker non-votes” are shares held by banks or brokerage firms that are present, but not voted because the banks or brokerage firms were prohibited from exercising discretionary authority or otherwise.

Only stockholders of record at the close of business the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the end of business on the Record Date, there were 9,403,697 issued and outstanding. Each stockholder shall have one vote for every share of the Company’s common stock registered in the stockholder’s name on the Record Date.

Pursuant to the Bylaws and policies of the Company, in advance of the Annual Meeting the management of the Company and the Board of Directors have approved the Record Date and the appointment of an independent Inspector of Elections to supervise the voting of shares at the Annual Meeting. The Inspector will decide all questions respecting the qualification of voters, the validity of the Proxy Cards and the acceptance or rejection of votes. The Inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

With respect to Proposal 1 – Election of Directors, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. A properly executed proxy card marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than seven directors and stockholders may not cumulate votes in the election of directors. If you abstain from voting on Proposal 1, the abstention will not have an effect on the outcome of the vote. With respect to Proposal 2 – Ratification of BDO USA, LLP as the Company’s independent auditor for 2015, you may vote FOR, AGAINST or ABSTAIN. If you abstain from voting on this proposal, the abstention will have the same effect as an AGAINST vote.

Broker non-votes will not affect the outcome of a proposal that requires a plurality vote or a proposal that requires the approval of a majority of the shares present in person or represented by proxy and entitled to vote.

The election of directors (Proposal 1) shall be determined by a plurality of votes cast by stockholders holding the Company’s common stock. The ratification of the selection of auditors (Proposal 2) will be determined by a majority of those stockholders entitled to vote and who are present, in person or by proxy, at the Annual Meeting.

The cost of soliciting proxies will be borne by the Company, as the Company is the solicitor of the proxy. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and employees, without additional compensation, personally or by telephone or telecopy.

Holders of the Company’s common stock have no rights of appraisal or similar rights of dissenters under the Delaware General Corporation Law or the Certificate of Incorporation or Bylaws of the Company with respect to any matter to be acted upon at the Annual Meeting.

Background

The Company is a global company managed from Lombard, Illinois and was originally formed in 1995 as Telesource International, Inc. In 2001, the Company was incorporated in Delaware and became an SEC registrant. As of September 30, 2015, The Company is over 96% owned by Ernil Continental (“Ernil”), S.A., BVI, Halbarad Group, Ltd., BVI (“Halbarad”), Al Amal Investment Co. KSCC and Sayed Hamid Behbehani & Sons Co (the “Majority Shareholders”). The Company conducts its operations through its corporate office in Lombard and its subsidiaries. The Company’s two primary operating business segments are general construction and power generation services. In addition to these two operating segments, the corporate operations are a separately reported segment that provides administrative support to the operating segments and manages the corporate headquarters building operations.

 The Company has full-scale construction and management capabilities, with some our subsidiaries located in the South Pacific islands of Fiji and Vanuatu, Guam, South Korea, Africa, Azerbaijan, Kurdistan, United Arab Emirates and in the United States. We provide our services in a broad range of end markets, including federal government, commercial and industrial, and power. Our services include construction, construction management, power and facility operations and maintenance services.

 The construction and power segments offer diversified general contracting, design/build and construction management services to public and private agencies.

Security Ownership of Management and Certain Beneficial Owners

The following table contains information as of the Record Date regarding the ownership of the common stock of the Company by: (i) all persons who, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of common stock of the Company, (ii) each director and director nominee of the Company, (iii) the Chief Executive Officer and the one other most highly compensated executive officer of the Company whose salary and bonus for the fiscal year ended December 31, 2014, exceeded $100,000, and (iv) all executive officers and directors of the Company as a group.

Name and Address (if more than 5% beneficial ownership)	Number of shares (1)	Percent of Shares (3)
Ernil Continental Sa Bvi European Office Herrengasse 5 PO Box 1155 FL-9490 Vaduz Principality of Lichtenstein	4,386,313	46.6%
Halbarad Group Ltd Bvi European Office Herrengasse 5 PO Box 1155 FL-9490 Vaduz Principality of Lichtenstein	3,626,643	38.6%
Al Amal Investment Co. KSCC Dasman Complex Block #2 Fl #3 Ahmed Al Jaber St Sharq 13031 Kuwait	549,396	5.8%
Sayed Hamid Behbehani & Sons Co. and Family Members Po Box 3065 Safat 13031 Kuwait	527,936	5.6%
Max Engler (2)	3,334	*
Ibrahim	1,040	*
Ralph Beck	—	*
Trudy Clark	—	*
Don Gunther	—	*
Carl Smith	—	*
C. Robert Campbell	—	*
Nidal Z. Zayed	700	*
Carol J. Groeber	—	*
Patrick J. Gainer	—	*
All Executive Officers and Directors as a Group (10 Persons)	5,174	*
Total beneficially owned outstanding shares of common stock	9,096,362	96.7%
Outstanding shares of common stock of other stockholders	307,335	3.3%
Total shares of common stock outstanding	9,403,697	100.0%

* Less than 1%

(1) Except as indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, except as noted in the following table:

Name of Legal Entity	Name of Natural Person(s) having sole or shared voting and investment control over Pernix Group, Inc. shares held by the named legal entity
Al Amal Investment Company KSCC	Nasrallah Behbehani
Ernil Continental SA BVI	Mrs. Vanessa Cosi, Mrs. Sandra A. Marc-Büchel and Fidu-Finanz Trustee Services Est.
Halbarad Group Limited BVI	Mrs. Vanessa Cosi, Mrs. Sandra A. Marc-Büchel and Fidu-Finanz Trustee Services Est.
Sayed Hamed Behbehani and Sons Co.	Fouad Behbehani and Nasrallah Behbehani

(2) Max Engler serves as a director for Litra Holding, A.G. Litra Holding owns directly 33,000 shares of the Company’s common stock.

(3) Calculated on a basis of 9,403,697 shares of common stock outstanding as of the Record Date. On various dates over the past several years, options were granted to Mr. Zayed (1,270,000 options) and Mr. Gainer (50,000 options) under the Incentive Stock Option Plan and the Equity Incentive Plan that were implemented by the Company in December 2011 and December 2013. The table excludes the options outstanding under the ISOP and EIP which were not exercised as of December 31, 2014. During 2012, the Company established a long term incentive plan for non-employee directors and consultants. During 2013, the Company awarded options under the LTIP to Mr. Beck (13,500), General Clark, Mr. Engler, Mr. Gunther, Mr. Ibrahim and Mr. Smith (all received 13,000 options, respectively). Additionally, the non-employee Directors received awards from the EIP grant on February 8, 2014. Under the EIP grant, Mr. Gunther received 25,000 options, Mr. Campbell received 26,000 options and the remaining Directors received 13,000 options each. The table excludes the options outstanding under the LTIP and EIP which were not exercised as of December 31, 2014.

Equity Compensation Plans

2014 Equity Incentive Plan- In late 2013, the Company’s stockholders and Board of Directors adopted the 2014 Equity Incentive Plan (the “EIP”) that provides for the issuance of a variety of equity awards to employees, non-employee directors and consultants. The options expire 10 years from the grant date or upon plan expiration in late 2023, whichever is earlier. Under the terms of the EIP, 1.8 million shares, which were previously allocated for issuance under the LTIP and ISOP, are reserved for issuance under the EIP. On February 8, 2014, 375,000 options were granted and an additional 1,050,000 options were granted in September 2014, all with a three-year vesting schedule. In late 2014, the Company’s stockholders and Board of Directors approved the allocation of an additional 1,000,000 shares to the EIP as a pool for future issuances. As of September 30, 2015, a total of 1,347,000 options remain outstanding under the EIP.

2013 Long Term Incentive Plan- During late 2012, the Company’s stockholders and Board of Directors approved the Long-Term Incentive Plan (the “LTIP”). The LTIP is a non-employee director and consultant compensation plan. Awards may include stock options, stock awards, restricted stock, restricted stock units, and other stock or cash awards. The options expire 10 years from the grant date or upon plan expiration in late 2022, whichever is earlier. 785,000 shares were allocated in total to cover any and all award types under the LTIP. On February 8, 2013, 78,500 options were granted to six non-employee directors with a three-year vesting schedule. As of December 31, 2013, the vesting of 13,500 options was accelerated in connection with the retirement of a director. The remaining 706,500 shares were transferred to the EIP, as described above, during late 2013. No additional awards are anticipated to be made under the LTIP.

2012 Employee Incentive Stock Option Plan- In late 2011, the Company’s stockholders and Board of Directors adopted the 2012 Incentive Stock Option Plan (the “ISOP”) that provides for the issuance of qualified stock options to employees. Under the terms of the ISOP, 1.5 million shares were reserved for issuance. The options expire 10 years from the grant date or upon plan expiration in late 2021, whichever is earlier. As of December 31, 2014, a total of 283,500 options were outstanding under the ISOP. The remaining 1,121,000 shares available to be awarded were transferred to the EIP, as described above, during late 2013. No additional awards are anticipated to be made under the ISOP.

 On September 8, 2014, an equity award grant of 1,000,000 stock options with an estimated value of $0.8 million and a three-year vesting period was awarded to Nidal Z. Zayed, our President and Chief Executive Officer, in light of an independent compensation study commissioned by the Company’s Board. Our Compensation Committee and full Board approved the award to better align the total compensation package of the Company’s President and Chief Executive Officer with that of peers outlined in the compensation study. The award was made under the EIP.

On September 22, 2014, Mr. Patrick J. Gainer joined the Company on a full-time basis and, on September 25, 2014, was appointed to the position of Chief Financial Officer by our Board of Directors. Further information pertaining to Mr. Gainer’s professional background and experience is disclosed in the Executive Officer portion of this report.

In connection with Mr. Gainer’s appointment as our Chief Financial Officer, the Company approved the following compensation arrangements: (i) annual base salary of $250,000; (ii) annual bonus opportunity of up to 40% of his base salary; (iii) other benefits commensurate with his position, including the award of 50,000 stock options in the Company under the EIP with an estimated value of $39,000 and a vesting period of three years.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may require an issuer’s executive officers, directors and persons who beneficially own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). If required, such persons must furnish the Company with copies of all Section 16(a) forms filed by such persons.

To our knowledge, based solely upon a review of copies of reports received by us pursuant to Section 16(a) of the Exchange Act, and written representations that no other reports were required to be filed, we believe that our executive officers, directors and more than 10% stockholders have made such filings under applicable regulations during 2014 and 2015.

PROPOSALS TO BE PRESENTED AT 2015 ANNUAL MEETING

PROPOSAL 1.

NOMINATION AND ELECTION OF DIRECTORS

The Company currently has a seven-member Board of Directors. The nominees for election at the Annual Meeting are:

Don Gunther

Trudy Clark

Max Engler

Ibrahim Ibrahim

Carl Smith

C. Robert Campbell

Nidal Z. Zayed

Certain information with respect to each nominee’s age and background is set forth below. The Board of Directors unanimously recommends a vote “FOR” each of the nominees named for election above.

Each nominee will hold office for a period of one year from the date of the annual meeting or until the director’s term expires or until a successor is elected and qualified, unless the director resigns or his or her office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company.

It is intended that votes pursuant to the Proxy Cards will be cast for the named nominees. The persons named in the accompanying form of Proxy Card will vote the shares represented thereby for the nominees. Management knows of no reason why any of these nominees should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the Proxy Cards will be voted for the election of such other person(s) for the office of director as the Board may recommend in the place of such nominee(s).

The Company and the Majority Stockholders are parties to a Special Security Agreement with the United States Government. That Special Security Agreement establishes certain criteria for the qualifications of the Company’s directors that the United States Government requires for the Company to hold a Facility Security Clearance. These criteria include that certain directors be U.S. Citizens, hold or be eligible to hold Personnel Security Clearances and be otherwise approved by the United States Government. Such criteria are met with respect to the director nominees named herein and will continue to be monitored in the future to ensure compliance.

If a quorum is present and voting, the seven nominees receiving the highest number of votes by the common stockholders will be elected for the ensuing one-year term.

As of October 2, 2015, the Company conducts its operations through the parent and its 13 subsidiaries including:

Pernix (Fiji), Limited formally Telesource (Fiji), Limited

Pernix/SHBC Joint Venture

Pernix Technical Works, LLC

Vanuatu Utilities and Infrastructure Limited

Pernix Universal Energy Joint Venture

Pernix-Serka Joint Venture

Pernix Guam, LLC

BE&K Building Group, LLC

Pernix-Niger SARL

Pernix Construction, LLC

Pernix RE, LLC

Pernix Kurdistan, LLC

Pernix Solomon Islands Limited

Director Qualifications

Our Board believes that each director should bring experience and skills significantly in excess of basic qualifications under the Special Security Agreement discussed above, and that collectively the Board should possess significant experience and strong skill sets in the areas of most significance to the Company.

As a company with international projects, including complex construction and infrastructure projects, and also as one publicly traded on the OTC Quotation Board, our Board believes that our Directors should collectively possess strength in the following experiences, qualifications, attributes and skills (though it is not necessary, nor expected, that every Director will possess strengths with respect to each of these traits):

• Executive management, including current or recent Chief Executive Officer (CEO) experience

• Power and / or construction, engineering and related business financing

• Financial management and reporting

• Corporate governance

• Strategic planning

• Crisis and risk management

• Executive compensation

• International business

• Military or federal government experience

Our Board considers the qualifications of our current directors and the collective competencies of our Board on an annual basis, prior to considering the nominees to be submitted to the stockholders for approval at the next annual stockholders meeting. The Board believes that our current directors, all of whom have been nominated for re-election at the Annual Meeting, individually and collectively possess the experience, qualifications, attributes and skills necessary for our Board to fulfill its obligations and assist the Company in achieving its business objectives. In particular:

• All of our current directors have held senior positions in the principal industry areas in which the Company operates. Five of our current seven directors up for re-election are or have been senior executives in companies or industries related to the Company’s business operations. In addition, the other two directors have held senior command and leadership positions in the military and / or in the federal government, a principal client of the Company, in agencies related to the Company’s business.

• Our CEO has been a senior executive with the Company since 1996, providing significant executive management and leadership skills.

• Several of our directors also serve, or have recently served, as directors of other companies, providing them with corporate governance and leadership experience and skills.

• All of our directors possess substantial financial skills gained through their business experiences, and two of our directors have been determined to be “audit committee financial experts,” as defined by the SEC.

• Two of our independent directors have been reviewed and approved by the United States Government, in accordance with the Company’s Special Security Agreement, in order to ensure compliance with the terms of such agreement and oversee the Company’s efforts to safeguard and control classified information in the possession of the Company.

• At least one of our directors possesses extensive experience and strong skills with respect to each of the other disciplines most important to our Company’s growth and success, including strategic planning, crisis and risk management, executive compensation, information technology, and international business.

In addition to these skills, our Board believes that good corporate governance, and the ability of a board of directors to fulfill its fiduciary duties, is directly correlated with other traits such as sound judgment, independence in fact and in mindset, collegiality, trust, respect, confidentiality and integrity. Our Board expects the boardroom to be a place where vigorous discussion of the key issues confronting the Company takes place, and where all directors feel comfortable expressing viewpoints which may differ from those of other directors, but such discussions shall be conducted in a respectful manner in which each director feels that his or her viewpoint has received fair consideration. Our Board also believes that a boardroom atmosphere that promotes consensus decision making whenever feasible is a strong contributor to good corporate governance. In selecting nominees to stand for election to the Board, our Board views these traits as being of equal importance to skills listed above. Our Board believes that its present members each individually possess these traits and that in combination this results in a Board that acts consistent with corporate governance best practices and which fulfills its fiduciary duties. Our Board carefully considers how a potential new nominee will impact Board collegiality, trust and respect, and the boardroom atmosphere, as part of the nomination process. Our Board believes that each of our current Directors (who are also the nominees for election at our Annual Meeting) individually possess the particular experiences, qualifications, attributes and skills that make him or her exceptionally well qualified to serve on our Board, as follows:

As of November 12, 2015:

Name and Age; Years Served as Director	Principal Occupation for Past Five Years; Other Directorships
Don Gunther Age 76 Director Since 2012

Mr. Gunther, was elected as a director of the Company and was appointed to our Compensation Committee on December 12, 2012, and served as Chairman of the Board from January 2014 through October 2015. Mr. Gunther also serves as Chairman of the Board of INgage Networks, a high-tech company that is a leading enterprise networking organization and until mid-2014 was a director of WPX Energy, Inc., an oil and gas exploration and production company. Previously, until his retirement in 1999, Mr. Gunther was Vice Chairman and Director of the Bechtel Group, where he had responsibility for all of the global industry units and all corporate functions, including project management, engineering, procurement, construction, information services, information technology and contracts. Mr. Gunther’s 38-year career with Bechtel provided him with experience as a field engineer and he ultimately became a driving force behind Bechtel’s work processes, marketing strategies, organizational structure and leadership development efforts. He served as project manager and held various positions of leadership both domestically and internationally. Mr. Gunther received a bachelor’s degree in civil engineering, and an honorary doctorate, from Missouri University of Science and Technology, and served as a trustee and advisor to the University.

Trudy Clark Age 66 Director Since 2007

Major General (Ret.) Clark brings to the Board particular strength with respect to leadership skills, crisis management skills, and strategic planning skills, as well as significant insight into procurement activities with the U.S. Government and management and oversight of classified projects. General Clark has over 20 years of experience in innovative delivery of support services at worldwide locations in units of 60-2000 members and budgets from $1 million - $2.9 billion. General Clark is an experienced leader with exceptional organizational and facilities management skills. She served as the Deputy Director of the Defense Threat Reduction Agency, directing approximately 4,000 government and contractor personnel at 30 locations worldwide dealing with threats of weapons of mass destruction (WMD), and conducting international and homeland security exercises for the Department of Defense. Additionally, while serving as the Chief Information Officer and Director for Command, Control, Communications and Computers, US Strategic Command, General Clark supported the government and contractors to develop software, lifecycle management and strategic planning for modernization of over $5 billion of nuclear decision support systems. General Clark has a Masters in Guidance and Counseling from Troy State University in Alabama and has completed executive seminars at Syracuse, John Hopkins and Harvard Universities.

Max Engler Age 66 Director Since 1997

Mr. Engler brings to the Board particular strength with regard to leadership skills, international business and financial management and reporting skills, and corporate governance skills. From 1988 to present Mr. Engler has been an independent Financial Consultant and is also on the Board of Directors of various companies in Switzerland and abroad. From 1984 to 1988 Mr. Engler headed the Private Banking desk (Middle East and Far East) of Bank Leu as Vice President. He is a director of Computhink Incorporated, Belmoral S.A., Retsa Development Inc., FSD Holdings PLC, Litra Holdings AG, Linos Consulting AG, Trafex Ltd., R.C.W. Enterprises S.A., and TransRadio SenderSysteme Berlin AG.

C. Robert Campbell Age 71 Director Since 2013

Mr. Campbell, was elected as a Director of the Company and was appointed to the Compensation Committee and as Chairman of the Audit Committee effective December 31, 2013. Bob brings a vast amount of financial management experience gained through his time serving in various executive level positions for several publically traded companies. Prior to his retirement, Mr. Campbell served as Executive Vice President and Chief Financial Officer of MasTec, an infrastructure construction company based in Coral Gables, Florida. Prior to joining MasTec, Mr. Campbell served several public companies in various executive level roles including Chief Executive Officer, Chief Financial Officer, Chief Administrative Officer and Head of Planning and Development. Prior to joining MasTec, Mr. Campbell worked at TIMCO Aviation, BAX Global, Flagstar Restaurants and Ryder System. He received an MBA degree from Columbia University, an MS in accounting from Florida International University and a BS in industrial relations from the University of North Carolina-Chapel Hill. Currently, Bob serves as Lead Director for Forward Air, a NASDAQ-listed company.

Ibrahim M. Ibrahim Age 74 Director Since 1999

Mr. Ibrahim brings to the Board particular strength with regard to financial skills, international business skills and corporate governance skills. Mr. Ibrahim has retired after working for more than 40 years in leading positions for major banks in the United States and abroad. He was a Vice President and General Manager of Continental Bank in Chicago, Lebanon and Bahrain (1969 — 1984). He also worked for First National Bank Chicago as Vice President and Head of Credit and Marketing for their Middle East head-quarter in Dubai (1984-1986). Then he moved to Kuwait in 1986 and had been there for more than 23 years. He was the General Manager & Head of International Business at The Gulf Bank (1986 — 2001), and General Manger, Head of International Group at Commercial Bank of Kuwait (2001 — 2004). His last position before retirement was General Manager of Al Ahli Bank of Kuwait (2004 — 2009). Mr. Ibrahim received his M.B.A. in International Business from De Paul University in Chicago; his M.S. in Taxation from University of Alexandria and his B.A. in Accounting from the University of Alexandria.

Carl Smith Age 67 Director Since 2007

Mr. Smith brings to the Board particular strength with regard to leadership skills, crisis management skills, and strategic planning skills, as well as significant insight into the Company’s obligations with the U.S. government and for the management and oversight of classified projects. Mr. Smith, a graduate of the University of Hawaii, obtained his Juris Doctorate at University of California Law School and has over thirty years of experience in government contracting, defense acquisition, international agreements, telecommunication regulations, information security and is an expert in Cyber Law/Information Assurance, Fiscal Law, FOIA, Privacy Act and the Ethics in Government Act. Mr. Smith served as the General Counsel for the Defense Information Systems Agency, offering advice and guidance to the Agency Director and the Senior Executive Team on a full spectrum of legal issues, including government contracting. While serving as the Chief Regulatory Counsel-Telecommunications for the Department of Defense, Mr. Smith was responsible for advising the Office of Science and Technology Policy and the Assistant Secretary of Defense in Telecommunication Regulatory matters that affected national security, emergency preparedness as well as the Department of Defense’s commercial interests. He is a member of the Hawaiian and D.C. Bar Associations.

Nidal Zayed Age 55 Director Since 1998 President & Chief Executive Officer Since 2005 Interim Chairman of the Board Since October 2015

Mr. Nidal Zayed, Director, Chief Executive Officer & President of the Company, joined the Company in January 1996 and became a Director in 1998. Mr. Zayed was appointed as Interim Chairman of the Board, while the Board undergoes restructuring. Mr. Zayed has primary responsibility for setting the strategic vision and operational goals for the Company. He serves as a critical link between management and our Board, enabling our Board to perform its oversight function with the benefit of management’s perspective on the business. Mr. Zayed is active in business development and client management efforts, and possesses a broad range of financial, legal, operational and personnel management skills needed in his role as a Director and Chief Executive. Mr. Zayed earned a law degree from Loyola University School of Law in 1985 and a B.A. in Accounting from Loyola University of Chicago in 1982 and has extensive international and domestic business experience.

Independence

All directors currently serving on the Board and all nominees for director, except Mr. Zayed, are independent under the applicable independence rules from the NASDAQ listing standards, which the Company has adopted as the Company’s standards for independence. The Board also determined that members of the Compensation Committee meet all applicable independence tests of the NASDAQ listing standards, SEC, and Internal Revenue Service.

Compensation of the Board

 Board member compensation is based on an analysis of competitive survey data and peer group proxy information.

Each non-employee director earned an average annual director fee of $29,000 in 2014. Mr. Gunther received $50,000 as director fees for his role as Chairman of the Board in 2014. Directors acting as Chairman of respective sub-committees received an additional $5,500 in 2014 for their role. During 2014, each participating director received an additional $1,500 for their participation on the Government Security Committee (GSC), Audit Committee or the Compensation Committee. The annual Director’s fees are paid in cash.

Directors	2014 Director’s Fees Paid in Cash	2014 Options Awards (3)	2014 Other Compensation (4)	2014 Total Compensation
Max Engler (2)	$29,000	$12,090	$—	$41,090
Ibrahim Ibrahim (2)	29,000	12,090	—	41,090
Ralph Beck (1) (2)	—	34,000	—	34,000
Trudy Clark (2)	30,500	12,090	—	42,590
Carl Smith (2)	37,500	12,090	—	49,590
Don J. Gunther (2)	58,500	23,250	11,500	93,250
C. Robert Campbell (2)	37,500	24,180	20,000	81,680
TOTAL	$222,000	$129,790	$31,500	$383,290

(1)Mr. Beck retired from the Board effective December 31, 2013. Mr. C. Robert Campbell joined the Board to fill the vacancy left by Mr. Beck. Mr. Don Gunther was appointed Chairman for the year 2014.

(2)The stock option grants are coterminous with the expiration date of the applicable plan or 10 years from the date of the grant, whichever occurs sooner. The exercise price is the estimated fair market value of a share of the Company’s common stock as of the grant date. As of December 31, 2014, each of Messrs. Engler, Ibrahim, Beck, Clark, Smith, Gunther, and Campbell had LTIP awards outstanding in the amount of 13,000, 13,000, 13,500, 13,000, 13,000, 13,000 and zero, respectively. As of December 31, 2014 each of Messrs. Engler, Ibrahim, Beck, Clark, Smith, Gunther, and Campbell had EIP awards outstanding in the amount of 13,000, 13,000, 50,000, 13,000, 13,000, 25,000 and 26,000, respectively.

(3)The assumptions utilized in determining the fair value of the 2014 options are disclosed in Note 15 to the financial statements of the Company’s annual report on Form 10-K for the fiscal year ended 2014 as filed March 20, 2015.

(4)2014 other compensation for Messrs. Gunther and Campbell represent consulting fees for services rendered to the Company.

Board Leadership

Mr. Zayed serves as our Chief Executive Officer. Although we believe the separation of the positions of CEO and Chairman of the Board promotes an independent Board with strong oversight function that fosters accountability of management, on an interim basis while the Board is being reorganized, Mr. Zayed also serves as both CEO and the Interim Chairman of the Board.

Board Oversight of Risk

Our management devotes significant attention to enterprise risk management, and our Board is actively engaged in the oversight of this activity, both at the full Board and at the Board committee level. The Company’s enterprise risk management is an integrated effort to identify, assess, and manage risks that may affect the Company’s ability to achieve its strategic and operating objectives. Our Chief Executive Officer and our other executive officers actively participate in Board and committee discussions about risk. Our directors are authorized to contact company officers and employees directly, without going through our Chief Executive Officer or another officer, and Company employees are empowered to bring concerns to our Board.

Board of Directors Meetings and Committees

Members of the Committees as described below are as of follows as of November 5, 2015:

Committee Membership

	Audit	GSC	Compensation	Executive
Don Gunther	✓		✓	✓
Trudy Clark	✓	✓
Max Engler	✓			✓
Ibrahim M. Ibrahim	✓
Carl Smith	✓	✓	✓	✓
C. Robert Campbell	✓	✓	✓
Nidal Zayed	✓	✓

The Board met seven times in 2014. No Director attended less than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which they served during the period for which they were a Director. The Company has a Government Security Committee, a Compensation Committee and an Executive Committee. The full Board serves as the Audit Committee which was headed by Max Engler until December 2013 at which time Mr. C. Robert Campbell was appointed to head the Audit Committee when he joined the Board. The Board of Directors determined that Mr. Engler and Mr. Campbell are “audit committee financial experts” as defined in the rules of the SEC. Mr. Engler and Mr. Campbell are independent directors. Mr. Nidal Zayed, the Company’s President and Chief Executive Officer, is currently serving in place of Don Gunther as interim Chairman of the Board of Directors and is also a member of the Company’s Audit Committee. The Audit Committee does not have a charter.

Audit Committee Report

The Board, in its capacity as the Audit Committee, has reviewed and discussed the audited financial statements with management and the Company’s independent auditors for the fiscal years ended December 31, 2014 and 2013 as well as each quarterly report for all of 2013, 2014 and the quarters ended March 31, June 30, and September 30, 2015. The Board discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB). The Board has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Board concerning independence, and has discussed with the independent account the independent accountant’s independence. Based on the above-mentioned review and discussions with management and the independent registered public accountants, the Board recommended that our Company’s audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

Compensation Committee

C. Robert Campbell

Don Gunther

Carl Smith

The Compensation Committee establishes rates of salary, bonuses, profit sharing contributions, stock option awards, retirement and other compensation for all directors and officers of the Company and for such other people as the Board may designate. The Compensation Committee does not have a charter. All of the members of this Committee are “disinterested persons” under the provisions of Rule 16b-3 adopted under the Exchange Act. The Compensation Committee’s primary responsibility is to formulate and maintain the compensation program of the Company in order to develop and retain (and attract, when necessary) people important to the Company’s performance. This Committee specifically acts to evaluate the performance and set the total compensation for the executive officers of the Company, including the CEO, in accordance with Company guidelines and in light of market based research for its peer group. This Committee has delegated to the CEO the power to set compensation for the officers. In addition, the Committee considers the advisory vote of the stockholders, which has historically been in support of the executive compensation, along with the other aforementioned factors in determining and reviewing the compensation of Company executives. The Compensation Committee is chaired by Mr. Gunther. The Compensation Committee met in September and December of 2014. In 2014, the Compensation Committee commissioned an independent compensation study of Chief Executive Officer compensation. No independent compensation consultant was paid in excess of $120,000 for services during 2014 and no conflicts of interest have been identified with regard to any compensation consultant engaged. The Compensation Committee has reviewed the Executive Compensation and Other Matters portion of this report and recommended it for inclusion in this Proxy Statement.

Executive Committee

Don Gunther

Max Engler

Carl Smith

The Executive Committee generally reviews certain projects and certain financing matters as requested by Company management and/or the Board of Directors. In 2014, the members of the Executive Committee did not receive any meeting fees or other compensation for their service on the Executive Committee. The Executive Committee did not meet in 2014 or thus far in 2015.

Government Security Committee

C. Robert Campbell

Trudy Clark

Carl Smith

Nidal Zayed

The Government Security Committee’s responsibility is to ensure compliance with the terms of the Company’s Special Security Agreement with the United States Government and that policies and procedures are established and maintained to ensure the safeguard and control of all classified information and controlled but unclassified information in the possession of the Company. The Government Security Committee met three times in 2014 and is chaired by Mr. Carl Smith. Non-officer members of the Government Security Committee receive an additional $1,500 for their service on the Government Security Committee. Mr. Smith received $5,500 for his role as Chairman of the Government Security Committee during 2014.

Additional Information on Nominations for Directors

The Company does not have a standing nominating committee. Each director participates in decisions relating to making the Company’s nominations for directors. The Board of Directors believes that, considering the size of the Company and the Board of Directors, nominating decisions can be effectively made on a case-by-case basis and there is no need for the added formality of a nominating committee. Additionally, the Board of Directors believes that it is not appropriate to have a standing nominating committee because the Majority Stockholders own over 96.0% of the voting power of the Company and thereby have the power to choose all directors of the Company.

The Board of Directors does not have an express policy with regard to the consideration of any director candidates recommended by our stockholders because the Board believes that it can adequately evaluate any such nominees on a case-by-case basis. Independent third parties introduced the two most recent directors nominated (Mr. Don Gunther and Mr. C. Robert Campbell) to the CEO of the Company who in turn introduced them to the full Board to be considered for nomination to the stockholders. All other directors have been approved by the stockholders in prior annual meetings and are up for reelection in this Annual Meeting. No fees were paid to third party search firms in connection with the sourcing of Mr. Gunther or Mr. Campbell. The Board will consider stockholder-recommended candidates under the same criteria as internally generated candidates. Any stockholder wishing to submit such a recommendation should do so in writing addressed to Pernix Group, Inc., 151 E. 22nd Street, Lombard, Illinois 60148, Attention: Corporate Secretary. See “Stockholder Proposals” below in this Proxy Statement for information regarding procedures that must be followed by stockholders in order to nominate directors at the Annual Meeting. The Company does not have a policy for the consideration of diversity in identifying nominees for director.

The Company and the Majority Stockholders are parties to a Special Security Agreement with the United States Government. That Special Security Agreement establishes certain criteria for the qualifications of directors. All nominees shall meet such criteria. Beyond these criteria, the Board does not currently have additional minimum criteria for nominees, although substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for board, committee and stockholder meetings. Any candidate must state in advance his or her willingness and interest in serving on our Board and its Committees.

The Company does not have a policy regarding the attendance of directors at annual meetings of stockholders. No Director attended the 2014 annual meeting of Stockholders.

Executive Officers

As of November 12, 2015

Name and Age; Years Served as Executive Officer	Principal Occupation for Past Five Years; Other Directorships
Nidal Zayed Age 55 Director Since 1998 Chief Executive Officer Since 2005

Nidal Zayed, President & Chief Executive Officer, joined the Company in January 1996. He received a law degree from Loyola University School of Law in 1985 and a B.A. in Accounting from Loyola University of Chicago in 1982. Mr. Zayed also serves as a director for the Company.

Patrick J. Gainer Age 54 Chief Financial Officer Since September 2014

Mr. Gainer, is an accomplished senior financial executive with more than 25 years of multi-industry experience. Mr. Gainer most recently served as a managing partner and CFO for two private equity portfolio companies where his responsibilities included finance, controls, audit, tax, treasury, accounting, information technology and operations. Prior to that Mr. Gainer had a 20 plus year accomplished career with Motorola in Schaumburg, Illinois where he held progressive positions with his most recent assignment being Vice President and Director of Finance of a $1.7 billion global automotive business unit. Mr. Gainer is a proven professional, with deep knowledge of operations and international finance, expertise in driving profitability and skills in identifying acquisition targets, negotiating, structuring and closing transactions and related financing as well as company reorganizations. Mr. Gainer also worked for several years in public accounting at the beginning of his career.

Gregg Pollack Age 52 Chief Financial Officer January 2012 – September 2014

Mr. Pollack joined the Company to manage financial, administrative and human resource functions at the corporate level, bringing to the Company over 25 years of experience in corporate finance, mergers & acquisitions, strategic planning, project finance and financial management. Mr. Pollack was most recently CEO of Tasmanian Dairy Products Co. Ltd., (TDP), an Australian dairy company formed to build and operate a $70 million milk processing plant, and he is currently a director of TDP. Prior to his work overseas, he was a Managing Director with Chicago-based investment bank Dresner Partners, where he was employed for over 12 years, advising middle market business owners and corporate boards with respect to capital formation, mergers & acquisitions, business valuation and long-term strategy. He received a BS in Economics (concentration in Accounting) and an MBA in Finance from the Wharton School of the University of Pennsylvania, and he is a member of the AICPA and the Illinois CPA Society.

Carol Groeber Age 49 Controller and Principal Accounting Officer Since August 2011- November 2014

Ms. Groeber joined the Company as the Controller in June 2011 and was elected Principal Accounting Officer in August 2011. Ms. Groeber is responsible for all SEC reporting, certain policy formation and tax compliance, assists in establishing and maintaining financing relationships, budgeting, strategic financial planning and assisting with human resource management at its corporate headquarters. She is also responsible for all financial operations including reporting and tax matters pertaining to the company’s international subsidiaries. Ms. Groeber brings 25 years of accounting and reporting expertise to the Company. Prior to joining the Company, Ms. Groeber consulted for the Company for almost two years related to various SEC filings and the December 2009 acquisition of TransRadio SenderSysteme, Berlin, AG. She has management consulting experience with several fortune 500 companies and has also held various financial reporting management positions including the Director of Accounting Policy of Navistar, the Financial Reporting Manager of Nicor and a V.P. Group Finance Officer for Heller Financial, Inc. She began her career in 1987 with Deloitte and Touche LLP in the audit practice for five years. She graduated from the University of Northern Iowa (B.A. in Accounting) and passed the CPA exam in 1987.

Executive Compensation and Other Matters

The following table sets forth a summary of compensation paid to the persons who served as the Chief Executive Officer and any other executive officers as of December 31, 2014, whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2014:

	Year	Salary	Bonus	Options Awards	All other Compensation	Total
Name and Principal Position	($) (1)	($)(1)	($)(1)	($)(6)	($)	($)

Nidal Zayed (2)	2014	373,789	—	703,700	23,738	1,101,227
Chief Executive Officer	2013	330,009	75,000	120,000	32,495	557,504

Patrick Gainer (5)	2014	62,500	14,425	31,000	224	108,149
Chief Financial Officer	2013	—	—	—	—	—

Gregg Pollack (3)	2014	214,236	—	18,600	19,402	252,238
Chief Financial Officer and VP Administration	2013	207,020	25,000	50,000	19,883	301,903

Carol Groeber (4)	2014	163,356	—	18,600	5,028	186,984
Controller & Principal Accounting Officer	2013	165,090	35,000	35,000	4,944	240,034

NOTES TO PRECEDING TABLE

(1)Includes salary paid by the Company during 2014 and 2013. Bonuses included are presented in the year for which they were earned and were paid during the first quarter of the subsequent year.

(2)The Company provided a vehicle to Mr. Zayed at a cost of $2,331 in 2014 and $11,304 in 2013. The Company provided Mr. Zayed with health insurance for him and his family at a cost of $18,027 in 2014 and $17,191 in 2013. The Company contributed $3,380 during 2014 and $4,000 during 2013 to Mr. Zayed’s 401K account.

(3)Mr. Pollack is no longer with the Company as of September 19, 2014. As part of Mr. Pollack’s separation agreement he received a severance payout of $52,500 which was included in his salary amount above. The Company provided Mr. Pollack with health and life insurance for him and his family at a cost of $15,402 in 2014 and $15,883 in 2013. The Company contributed $4,000 during 2014 and 2013, respectively, to Mr. Pollack’s 401K account.

(4)Ms. Groeber is no longer with the Company as of November 14, 2014. The Company contributed $4,000 during 2014 and 2013, respectively, to Ms. Groeber’s 401K account. The Company provided Ms. Groeber with life insurance for her family at a cost of $1,028 in 2014 and $944 in 2013.

(5)Mr. Patrick Gainer joined the Company in September 2014. In connection with Mr. Gainer’s appointment as Chief Financial Officer, the Company approved the following compensation arrangements: (i) annual base salary of $250,000; (ii) annual bonus opportunity of up to 40% of his base salary; (iii) other benefits commensurate with his position, including the award of 50,000 stock options in the Company under the EIP with an estimated value of $31,000 and a vesting period of 3 years.

(6)The amounts reported in this column reflect the aggregate fair value of stock options granted in the year computed in accordance with FASB ASC Topic 718. These amounts are not paid to or realized by the Officers. Assumptions used in the calculation of these values are included in Note 15 of the financial statements of the Company’s annual report on form 10-K for fiscal year ended December 31,2014 as filed with the SEC on March 20, 2015 along with a description of equity compensation plans.

Stock Options

Outstanding equity awards as of December 31, 2014 are as follows:

Name	Award Type	Number of Options - Exercisable	Number of Options - Unexercisable	Exercise Price	Option Expiration Date
Nidal Zayed	ISOP	35,178	24,822	$2.09	1/25/2022
	ISOP	75,726	44,274	$2.09	2/7/2023
	EIP	27,370	62,630	$2.07	1/31/2024
	EIP	104,110	895,890	$1.38	9/7/2024

Patrick Gainer	EIP	4,566	45,434	$1.38	9/21/2024

Carol Groeber	ISOP	13,192	9,308	$2.09	2/12/2015
	ISOP	22,087	12,913	$2.09	2/12/2015
	EIP	6,082	13,918	$2.07	2/12/2015

As of September 30, 2015 there were 1,320,000 stock options outstanding under the ISOP and EIP to executive officers and key employees (1,270,000 to Mr. Nidal Zayed, 50,000 to Mr. Patrick Gainer). In addition, there were 231,500 options outstanding to Directors under the LTIP and EIP. See the section herein titled “Equity Compensation” discussion for further detail.

The Compensation Committee may, in its discretion, provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and shares of stock acquired pursuant thereto upon such conditions, including termination of the Participants Service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquirer”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquirer’s stock, as applicable.

Certain Relationships and Related Transactions

Our Board of Directors reviews and approves all transactions, arrangements or relationships with us in which any Director, executive officer or stockholder who owns more than 5% of our common stock (including immediate family members of Directors and executive officers and any entities owned or controlled by any of the above) has a direct or indirect material interest, which involve $10,000 or more and are not generally available to all of our employees, other than ordinary course Director or employee compensation arrangements or a transaction with another company at which the related person is a Director or owner of less than a 5% equity interest. In reviewing the related-party transactions, the Board of Directors will consider primarily the following factors: (1) the extent of the related person’s interest in the transaction, (2) the availability of other sources of comparable products and services, (3) whether the terms of the transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances, (4) the benefits to us, and (5) the aggregate value of the transaction. No member of the Board with an interest in a related-party transaction will participate in the decision-making process regarding that transaction. The Committee also will review any relationships with family members of 5% stockholders to the extent such matters are brought to the Committee’s attention.

During the first quarter of 2013, the Company established Pernix RE, LLC, a limited liability company for the purpose of purchasing the land and building in which its corporate headquarters are maintained. The land and building were purchased for $1.1 million from Baron Real Estate Holdings (Baron), a related party. The Company paid cash of $550,000 and obtained seller financing from Baron for $550,000 with interest accruing at a rate of 4.0% per annum. The Board of Directors approved the building and land purchase in early 2013. As of December 31, 2013, the note was fully paid. The Company now leases office space to Computhink (a related party) under an operating lease for $2,387 per month. The lease term ends June 30, 2016. The Company’s charges to Computhink were less than $0.1 million for each of the three and nine month periods ended September 30, 2015 and 2014.

 On December 30, 2013, the Company sold 550,000 and 450,000 shares of Series A Preferred Stock to Ernil Continental, S.A., BVI and Halbarad Group, Ltd., BVI, respectively for $5.00 per share, resulting in proceeds received by the Company of $5.0 million. The Company used the proceeds for potential acquisitions and operating activities as needed. Holders of Series A Preferred Stock are entitled to receive cumulative cash dividends at the annual rate of 8%, payable quarterly, have no voting rights and rank senior to common stock. As of December 31, 2013, 1,000,000 shares of the Series A Preferred Stock were issued and outstanding. The Series A Preferred Stock is convertible into 1,428,572 shares of the Company’s common stock computed by multiplying the number of shares to be converted by the purchase price of $5.00 per share and dividing the result by the conversion price of $3.50, which was in excess of the fair value of the Company’s common stock. During the three and nine months ended September 30, 2015 and 2014, the Company issued no Series A Preferred Stock. During the three months ended September 30, 2015, $100,822 of dividends related to the Series A Preferred Stock were accrued and $200,548 were paid. No dividends were accrued as of September 30, 2015. As of December 31, 2014, no dividends related to the Series A were accrued and the dividends incurred and paid were during the three months ended September 30, 2014 were $100,822.

As of September 30, 2015 and December 31, 2014, 170,000 shares of the Series B Preferred Stock were issued and outstanding and are convertible into 11,334 shares of common stock. Holders of Series B Preferred Stock are entitled to receive cumulative dividends at an annual rate of $0.325 per share, have no voting rights, and rank senior to common stock and are on parity with Series A Preferred Stock with respect to dividends and upon liquidation. During the three and nine months ended September 30, 2015 and 2014, the Company issued no Series B Preferred Stock. As of September 30, 2015 and December 31, 2014, preferred stock dividends of $282,711 and $241,387, respectively, were accrued. The dividends for both quarters ended September 30, 2015 and 2014 were $13,926. No dividends were paid during the quarters ended September 30, 2015 and 2014

 In June 2015, the Company sold 1,540,000 and 1,260,000 shares of Series C Preferred Stock (par value $0.01) to Ernil and Halbarad, respectively for $10.00 per share, resulting in proceeds received by the Company of $28.0 million. There were two separate investment transactions for both Ernil and Halbarad. Ernil purchased 550,000 and 990,000 shares and Halbarad purchased 450,000 and 810,000 shares of Series C Preferred Stock on June 10, 2015 and June 26, 2015, respectively. The Company used the proceeds to fund the acquisition of the BEK BG and related operating activities. From and after July 1, 2015, holders of Series C Preferred Stock are entitled to receive cumulative dividends at the annual rate of 8%. From July 1, 2016 through July 1, 2016, all dividends accrued will be paid to the holder of Series C Preferred Stock in the form of the Company’s common stock valued solely for these purposes at $4.48 per share. Thereafter, such dividends will be payable in cash, bi-annually on January 1 and July 1 in arrears. Series C Preferred Stock have no voting rights and rank senior to common stock and are on parity with Series A and Series B preferred stock. As of September 30, 2015, 2,800,000 shares of the Series C Preferred Stock were issued and outstanding. The Series C Preferred Stock is convertible into 2,800,000 shares of the Company’s common stock at the Company’s option and have a liquidation preference of $10.00 per share. No dividends were paid on the Series C Preferred Stock during the three and nine months ended September 30, 2015. During the three months ended and as of September 30, 2015, $564,603 of dividends were accrued. As of December 31, 2014, no Series C Preferred Stock had been issued.

On July 14, 2015, the Company entered into a two-year term loan agreement with Bent Marketing LTD, an affiliate of a Majority Shareholder, for $6.0 million. The loan is to be granted in two installments, $3.0 million on July 15, 2015 and $3.0 million on August 15, 2015. Interest will accrue at 4.5% and will be paid quarterly. The term loan matures on August 15, 2017 at which time the principal and all unpaid interest is due.

On July 21, 2015, Pernix (Fiji) Limited (“PFL) entered into a 2 year working capital loan from Fijian Holdings Limited, a 25% percent equity owner of PFL on behalf of Pernix Guam for FJD 3.0 million. Interest is to be paid monthly at an annual rate of 6.8% with the principle and any unpaid interest due at maturity. There is a two month prepayment penalty.

Independent Public Accountants and Audit Fees Summary

The following disclosure was provided in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 20, 2015. .

The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered accountants. In late 2013, the Company terminated CohnReznick LLP as its principal accountant and in January 2014 the Company engaged BDO USA, LLP as its new principal accountant.

The following table presents fees for professional services rendered by BDO USA, LLP, the principal accountant for the respective periods indicated:

Services Performed	2014	2013 (4)
Audit Fees (1)	$335,828	$209,436
Audit-related fees (2)	34,816	—
Tax Fees (3)	68,345	27,759
Total Fees	$438,989	$237,195

(1)Audit fees represent fees for professional services provided in connection with the audit of our annual financial statements, the review of our interim statements, and certain transition procedures and audit services provided in connection with statutory filings. These fees also include amounts related to the filing of the Company’s 2014 Registration Statements and related amendments.

(2)Audit-related fees represent due diligence services related to potential acquisitions.

(3)Tax fees principally represent fees for tax preparation.

(4)Included in the fees above for the year ended December 31, 2013 are fees paid to BDO USA, LLP. Excluded from the table above are fees relating to services performed by CohnReznick LLP related to the year ended December 31, 2013 in the amounts of $138,500 for audit services, $1,560 for tax services and $9,012 of other accounting services.

PROPOSAL 2.

PROPOSAL TO RATIFY THE COMPANY’S INDEPENDENT AUDIT FIRM

Recommendation for 2015.

Our Board of Directors recommends ratification of the appointment of BDO USA, LLP.

The selection of BDO USA, LLP as our independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Board of Directors be directly responsible for the appointment, compensation, and oversight of our independent auditors. Our Board of Directors is submitting the selection to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to vote on an advisory basis in favor of the selection, the Board of Directors will reconsider whether to retain BDO USA, LLP, and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if the stockholders ratify the selection, the Board of Directors may, at its discretion, direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

A representative of BDO USA, LLP is expected to be present at our Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. Additionally, this representative will be available to answer appropriate questions that you may have regarding BDO USA, LLP’s audit of our consolidated financial statements for 2015 and 2014.

The Board of Directors unanimously recommends a vote to ratify the engagement of BDO USA, LLP as the Company’s independent registered public accounting firm, as described above.

STOCKHOLDER PROPOSALS

TO BE PRESENTED AT 2015 ANNUAL MEETING

The rules promulgated by the SEC under the Exchange Act entitle a Company stockholder to require the Company to include a stockholder proposal in the proxy materials distributed by the Company. However, those SEC rules do not require the Company to include in its proxy materials any nomination for election to the Board (or any other office with the Company) or impose other limitations on the content of a stockholder proposal, and those rules also contain eligibility, timeliness, and other requirements (including the requirement that the proponent must have continuously held at least $2,000 in market value or 1% of the Company’s common stock for at least one year before the proposal is submitted by the proponent).

To be considered as satisfying the timeliness requirement of the Company’s Bylaw provisions and the SEC rules in connection with the proxy materials to be distributed by the Company with respect to the 2016 annual meeting, stockholder proposals must be received by the Corporate Secretary, Pernix Group, Inc., 151 E. 22nd Street, Lombard, Illinois, 60148, not later than July 15, 2016.

FORM 10-K ANNUAL REPORT

The Company is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/ information statements and other information including annual and quarterly reports of Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, NE Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, NE Washington, D.C. 20549, at prescribed rates. The SEC maintains a website on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

We will provide this Proxy Statement on the Company’s website: http://pernixgroup.com. We will also provide without charge, to each person to whom a proxy is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement. Such requests should be directed to the Corporate Secretary, Pernix Group, Inc., 151 E. 22nd Street, Lombard, Illinois, 60148. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

STOCKHOLDER COMMUNICATIONS WITH BOARD

Stockholders may contact the Company’s Board of Directors as a group or an individual director by sending written correspondence to the following address: Board of Directors, Attn: Corporate Secretary, Pernix Group, Inc., 151 E. 22nd Street, Lombard, Illinois, 60148. Stockholders should clearly specify in each communication the name of the individual or group of directors to whom the communication is addressed. The Corporate Secretary will relay all communications received to the specified board members.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the only business that management intends to present or knows that others will present at the Annual Meeting has been included within this Proxy Statement. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy Card to vote the Proxy Card on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Lombard, Illinois	/s/ Nidal Z. Zayed
Nidal Z. Zayed
Dated: November 12, 2015	Secretary, President & Chief Executive Officer Interim Chairman of the Board

/s/ Patrick Gainer
Patrick J. Gainer
Chief Financial Officer

 APPENDIX A –

2015 Form of Proxy

Pernix Group, Inc. 2015 Form of Proxy

This proxy/voting instruction card will be voted as directed.

Please mark your votes as indicated in this example: x

A vote FOR the following proposals is recommended by the Board of Directors.

1. Nomination and Election of Directors
To re-elect Don Gunther, Trudy Clark, Max Engler, Ibrahim Ibrahim, Carl Smith, C. Robert Campbell and Nidal Z. Zayed to hold office for a one-year term or until their respective successors are elected and qualified, whichever is earlier.

FOR* all nominees listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐

*INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.

Don Gunther, Trudy Clark, Max Engler, Ibrahim Ibrahim, Carl Smith, C. Robert Campbell, Nidal Z. Zayed

2. Proposal to Ratify the Company’s Independent Audit Firm	FOR	AGAINST	ABSTAIN

To ratify the selection of BDO USA, LLP as the Company’s independent auditor of record	☐	☐	☐

 This Proxy when properly executed will be voted in the manner directed above. If properly executed and returned with no direction made by stockholders of record, this Proxy will be voted for in favor of proposals 1 and 2. If no direction is made by holders in street name, this Proxy will be voted for in favor of proposal 2 and for proposal 1.

Dated:			, 2015	Shares:
	Month	Date			Number of Shares

Signature	Signature (if held jointly)

This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

PLEASE ACT PROMPTLY - SIGN, DATE & MAIL YOUR PROXY CARD TODAY. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.

If your address has changed, please correct the address in the space provided below.

Name:

Address: